EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated April 14, 2003 relating to the financial statements of XENICENT, INC. (Formerly: Great Land Development, Inc.) in the annual report on form 10-KSB statement dated on May 13, 2003 and to the reference to our firm therein under Item 13. "Experts."



Perrella  &  Associates,  P.A.
Pompano  Beach,  Florida
May  13,  2003